Third Quarter Fiscal Year 2019 July 24, 2019 J. Michael Bruff Senior Vice President, Investor Relations investors@varian.com

This presentation is intended exclusively for investors. It is not intended for use in Sales or Marketing. Forward-Looking Statements Except for historical information, this presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company’s future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; risks associated with integrating recent acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; recent and potential future tariffs or a global trade war; demand for and delays in delivery of the company’s products; the company’s ability to develop, commercialize and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; risks associated with the company providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing the company’s proton solutions business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this presentation because of new information, future events, or otherwise. Reconciliations to GAAP financials can be found in our earnings press release at www.varian.com/investors and the appendix to this presentation. Varian has not filed its Form 10-Q for the quarter ended June 28, 2019. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments, completion of purchase accounting, or changes in accounting estimates, that are identified prior to the time the company files the Form 10-Q. Medical Advice Disclaimer Varian as a medical device manufacturer cannot and does not recommend specific treatment approaches. Individual treatment results may vary. 2

Agenda Q3 FY 2019 earnings 1. Third Quarter Results 2. Total Company Performance 3. Segment Performance 4. FY 2019 Guidance 5. Appendix VARIAN CONFIDENTIAL/ PROPRIETARY: DISCLOSED SOLELY FOR IMMEDIATE RECIPIENT ONLY

Q3 FY 2019 key financial metrics $M Q3 Y/Y Oncology Orders1 $778 2% • Delivered exceptional performance growing Non-GAAP operating earnings faster than Revenues $826 16% revenue Oncology $793 19% Proton Solutions $31 (26%) • US/China tariffs negatively impacted revenue growth by $10 million or 140 basis points and GAAP Operating Earnings $54 (48%) GAAP operating earnings growth by $15 million % of Revenues 6.5% and as a percentage of revenues by 170 basis Non-GAAP Operating Earnings $144 22% points % of Revenues 17.5% • Cash flows from operations up due to increase GAAP EPS $0.32 (59%) in profitability slightly offset by modest Non-GAAP EPS $1.32 26% movement in working capital Cash Flows from Operations $130 +27% Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders, all growth rates are in dollars and year on year, and 4 basis points (bps) are rounded to the nearest tens. (1) +4% orders growth in constant currency within the quarter.

Long-term growth and value creation strategy Global Leader Global Leader in Multi-Disciplinary, in Radiation Therapy Integrated Cancer Care Solutions Interventional Surgical oncology oncology Radiation Radiosurgery oncology OIS Call on all Aggregate oncologists data Radiation oncology Radiation Radiation Medical treatment therapy oncology oncology planning Disseminated Build AI/ML insights capabilities Generate insights Brachytherapy Proton therapy Diagnostic Precision imaging medicine 5

How we plan to achieve our strategy We Are Here Long-Term Growth and Where We Are Headed Global Leader in Value Creation Strategy Global Leader in Multi- Radiation Therapy Disciplinary, Integrated Cancer Care Solutions Growth Priorities Interventional Surgical oncology oncology Radiation Radiosurgery oncology OIS Strengthen Extend Expand Leadership Global Footprint Addressable Market Call on all Aggregate oncologists data in Radiation Therapy Radiation oncology Radiation Radiation Medical treatment therapy oncology oncology planning Strategic Enablers Disseminated Build AI/ML insights capabilities Generate insights Brachytherapy Proton therapy High Quality Build Software Operational Optimize Cash Care Through Services & Efficiency Conversion & Diagnostic Precision Innovation Big Data Capital imaging medicine Expertise Structure 6

Executing on long-term growth strategy

Strengthen Leadership
in Radiation Therapy

KEY METRICS

- Global market leader
  with >55% share in radiation therapy; growing share in a +11% growth market[1]
- +2% Oncology orders growth (4% cc)
  in the quarter; TTM growth of +11%
- 46 Halcyon orders in Q3
  284 orders since May 2017 launch; ~60% greenfield and ~75% incremental in Q3
- R&D up +4%
  Maintaining commitment to driving high-quality, organic innovation
- Net installed base +5%, +366 units Y/Y
  Total installed base of 8,412 units

KEY ACCOMPLISHMENTS

- Adaptive Intelligence Consortium
  Formed to lead clinical trials and develop evidence-based clinical protocols for Varian's planned adaptive radiotherapy solution

Extend
Global Footprint

KEY METRICS

- 8th consecutive quarter of double-digit Oncology orders growth in EMEA on a constant currency basis in the quarter
- >45% of Halcyon orders in emerging markets since May 2017 launch;
  ~90% of emerging market orders to date have been for incremental units

KEY ACCOMPLISHMENTS

- Orders from Tata Trusts agreement
  Booked initial orders for two linear accelerators and two brachytherapy systems as a part of the framework agreement

TATA TRUSTS

Expand
Addressable Market

KEY METRICS

- Software revenues grew +24%
  in Q3, higher than overall hardware growth
- Unique software customers grew +9%
  in Q3; bringing us to >5,300 software customers

KEY ACCOMPLISHMENTS

- Announced and closed multiple acquisitions in the quarter, entering the interventional oncology market, expected to be a $1.1 billion market by 2022, and the VTAC market, expected to be a $1.4 billion market by 2028

CyberHeart | SCION MEDICAL TECHNOLOGIES | Cancer Treatment Services International | endocare

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens.
(1) Based on company estimates, industry reports and data as of reporting period ending in March 2019.

7

varian

Key wins Americas EMEA APAC U.S. Government – National Cancer Care India – Tata Trusts Uzbekistan VA Medical Alliance 6 TrueBeam systems 2 linear accelerators and 2 4 Halcyons, 3 TrueBeams, 6 TrueBeam systems brachytherapy systems 1 SRS, and 2 Bravos China Australia 5 Halcyon systems 3 TrueBeam systems Aultman Hospital Pakistan 2 TrueBeams, and 1 Halcyon 4 TrueBeam systems Japan Philippines 1 TrueBeam 1st Halcyon order Brazil Michigan France Austria 4 HalcyonsVARIAN CONFIDENTIALSelected – INTERNAL vendor USE ONLY for state- 5 Halcyons and 1 TrueBeam system 8 wide symptom management 1 Edge system and PRO initiative

Varian linac net installed base Installed base growth 8,412 Varian strengthened its global leadership in radiation therapy • Net installed base grew +5% or 366 units, driving future recurring software and services revenues +366 (+5%) • All three geographies grew respective installed base in the third quarter 8,046 Q3 FY18 Q3 FY19 9

Total Company Performance

Total company results (GAAP)

Key P&L financial metrics

VARIAN

$M	Q3 FY19	Y/Y	TTM	Y/Y
Gross Orders	$892	16%	$3,457	11%
Revenues	$826	16%	$3,148	11%
Product	$461	26%	$1,737	14%
Services	$365	6%	$1,410	7%
Gross Margin	$351	12%	$1,324	7%
% of Revenues	42.5%	(170 bps)	42.1%	(160 bps)
SG&A	$235	56%	$674	17%
% of Revenues	28.5%	720 bps	21.4%	110 bps
R&D	$62	4%	$242	7%
% of Revenues	7.5%	(90 bps)	7.7%	(30 bps)
Operating Earnings	$54	(48%)	$408	(7%)
% of Revenues	6.5%	(810 bps)	13.0%	(240 bps)
Diluted EPS ($)[1]	$0.32	(59%)	$3.67	206%
Installed Base (Linac)	8,412	5%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. 'Other' segment is included in total company results and not displayed separately as it is immaterial.
(1) TTM EPS is defined as the sum of last four quarters' reported EPS.

- Gross Orders grew double digits due to three new proton orders taken in the quarter totalling $108 million
- Revenue growth driven by strong hardware and software performance in the quarter
- Gross Margin rate down due to tariffs with the remaining primarily from hardware and software product mix
- SG&A driven by Sales and Marketing investments in software team with G&A growing slower than revenue
  - Includes $31 million in acquisition related costs and a $51 million goodwill impairment charge related to our Proton Solutions business
- R&D driven by continued investments in software, adaptive radiotherapy, and other strategic programs
- GAAP EPS down due to SG&A charges

varian

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Total company results (non-GAAP)

Key P&L financial metrics

VARIAN

$M	Q3 FY19	Y/Y	TTM	Y/Y
Gross Orders	$892	16%	$3,457	11%
Revenues	$826	16%	$3,148	11%
Product	$461	26%	$1,737	14%
Services	$365	6%	$1,410	7%
Gross Margin[1]	$354	12%	$1,334	7%
% of Revenues	42.9%	(160 bps)	42.4%	(150 bps)
SG&A[2]	$148	7%	$569	8%
% of Revenues	17.9%	(150 bps)	18.1%	(40 bps)
R&D	$62	4%	$242	7%
% of Revenues	7.5%	(90 bps)	7.7%	(30 bps)
Operating Earnings	$144	22%	$524	6%
% of Revenues	17.5%	80 bps	16.6%	(80 bps)
Diluted EPS ($)[3]	$1.32	26%	$4.58	7%
Installed Base (Linac)	8,412	5%		

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders, all growth rates are in dollars and year on year, and basis points (bps) are rounded to the nearest tens. 'Other' segment is included in total company results and not displayed separately as it is immaterial.

(1) Excludes the portion of amortization of intangible assets and inventory step-up recorded in cost of revenues. Refer to the non-GAAP reconciliation in the appendix.

(2) Excludes amortization of intangible assets, acquisition-related expenses, impairment charges, litigation charge and legal costs, and other. Refer to the non-GAAP reconciliation in the appendix.

(3) TTM EPS is defined as the sum of last four quarters' reported EPS.

- Gross Orders grew double digits due to three new proton orders taken in the quarter totalling $108 million
- Revenue growth driven by strong hardware and software performance in the quarter
- Gross Margin rate down due to tariffs with the remaining primarily from hardware and software product mix
- SG&A driven by Sales and Marketing investments in software team with G&A growing slower than revenue
- R&D driven by continued investments in software, adaptive radiotherapy, and other strategic programs
- Non-GAAP EPS up +26% year over year

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Total company results Key balance sheet and cash flow metrics Cash & Cash Equivalents ($M) Total Debt ($M) -2% Y/Y +383M Y/Y $700 $500 • Cash & Cash Equivalents of $523 million $400 • Total Debt of $401 million from borrowings $600 $300 related to the acquisition of CTSI, Endocare, and $200 Alicon $500 $100 • Cash Flow from Operations up due to increase $400 $- in profitability, slightly offset by modest movement Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 Q3 in working capital FY18 FY18 FY19 FY19 FY19 FY18 FY18 FY19 FY19 FY19 − Capital Expenditures of $19 million − Depreciation of $13 million Cash Flow from Operations ($M) Oncology DSO (Days) − Amortization of $7 million +27% Y/Y -1 Day $200 120 • Oncology DSO decreased by 1 day $150 110 $100 100 $50 90 $0 -$50 80 Q3 Q4 Q1 Q2 Q3 Q3 Q4 Q1 Q2 Q3 FY18 FY18 FY19 FY19 FY19 FY18 FY18 FY19 FY19 FY19 13

Capital allocation priorities

Q3 update

Long-term value creation strategy that includes balancing growth, profitability and liquidity

Organic R&D and Capital Investments	• Investments in FLASH technology, software capability, key programs such as adaptive radiotherapy, and infrastructure
Inorganic Mergers & Acquisitions	• Closed the acquisitions of CyberHeart, Cancer Treatment Services International, Endocare, and Alicon • Investing in infrastructure to support the acceleration of investments in our recent acquisitions
Maintain Financial Flexibility	• Maintaining financial flexibility to take advantage of strategic opportunities

Returning cash to shareholders over time

Share Repurchase	• Used $49 million to repurchase ~350,000 shares in Q3 • As of the end of the quarter, 2.5M shares remaining under our existing repurchase authorization

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Segment Performance

Oncology Systems segment (GAAP) Key financial metrics VARIAN • Gross Orders up +2% or +4% in constant $M Q3 FY19 Y/Y TTM Y/Y currency, and +11% over the trailing twelve Gross Orders $778 2% $3,328 11% months, or +13% in constant currency Revenues $793 19% $2,998 12% • Product Revenue growth driven by strong Product $434 33% $1,605 16% hardware and software sales Services $359 6% $1,393 7% Gross Margin $346 13% $1,309 7% • Services Revenue growth driven by hardware contracts and increased installed base % of Revenues 43.7% (210 bps) 43.7% (200 bps) 1 Operating Earnings $149 18% $551 2% • Gross Margin rate down due to tariffs, slightly % of Revenues 18.7% (10 bps) 18.4% (180 bps) offset by hardware and software product mix Installed Base (Linac) 8,412 5% • Operating Earnings growth driven by top-line Note: Unless noted otherwise, all ‘Orders’ reflect Gross Orders and all growth rates are in dollars and year on year. (1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as restructuring and impairment charges, significant litigation matters and acquisition related items. 16

Oncology Systems gross orders by geography APAC AMERICAS -1% Q3 Y/Y -1% Q3 Y/Y1 (+1% cc) (-1% cc) 22% TTM Y/Y 6% TTM Y/Y1 (+24% cc) (+6% cc) (1) In North America, Q3 orders growth of -1% and TTM orders growth of 6% EMEA 8% Q3 Y/Y (+13% cc) 13% TTM Y/Y 17 (+17% cc)

Proton Solutions segment (GAAP)

Key financial metrics

VARIAN

$M	Q3 FY19	Y/Y	TTM	Y/Y
Gross Orders	$111	2,866%	$127	1%
Revenues	$31	(26%)	$148	(5%)
Product	$25	(33%)	$130	(10%)
Services	$5	44%	$18	63%
Gross Margin	$5	(41%)	$16	4%
% of Revenues	15.6%	(390 bps)	10.7%	90 bps
Operating Earnings[1]	($62)	(516%)	($100)	(78%)
% of Revenues	NM	NM	NM	NM

Note: Unless noted otherwise, all 'Orders' reflect Gross Orders and all growth rates are in dollars and year on year.
NM: Not meaningful.
(1) Operating earnings includes an allocation of corporate costs based on relative revenues between the operating segments. The allocated corporate costs excludes certain transactions or adjustments that are considered non-operational in nature, such as restructuring and impairment charges, significant litigation matters and acquisition related items.

- Gross Orders increased due to three new orders taken in the quarter totalling $108 million
- Product Revenues driven by the progress made in centers under construction
- Services Revenues driven by increase in centers under service
- Operating Earnings includes a $51 million goodwill impairment charge, fully impairing the Proton goodwill
- Completed clinical handovers for five rooms representing an important future recurring revenue stream
  - 35 operational rooms of 79 total rooms
  - 11 operational sites with 15 more sites in progress globally

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ProBeam proton therapy system sites 26 79 ProBeam Total Sites Rooms 11 35 Operational Operational Operational Centers Centers Under Development Sites Rooms1 (1) Number of Operational Rooms may not sum up to the total number on the map due to some sites having rooms which are under development. 19

FY 2019 Guidance

Varian consolidated Updated guidance for fiscal year 2019 • Guidance considers projected market growth and continued momentum of Varian’s portfolio • Updated guidance considers the following impacts VARIAN to operating earnings: $M Prior Guidance Updated Guidance1 − $5 million positive impact due to retroactive tariff Revenues $3.09B to $3.18B $3.18B to $3.21B exclusion that will be reinvested in innovation to drive Y/Y % 6% to 9% 9% to 10% long-term growth, infrastructure to support the growth, and accelerating investments in recent acquisitions Non-GAAP Operating Earnings 16.5% to 17.5% 16.5% as a percentage of Revenues • Guidance Assumptions Non-GAAP Diluted EPS ($)2 $4.55 to $4.70 $4.58 to 4.63 − Non-GAAP effective tax rate of 21% to 22% − Weighted average diluted share count of 92 million Cash Flow From Operations $440 to $490 $430 to $470 − Currency rates as of the beginning of the fiscal fourth quarter of 2019 (1) Guidance implies 9% to 10% year on year Revenues range. (2) These values are presented on a non-GAAP basis. We have not provided a reconciliation of non-GAAP guidance − Includes expected net impact of all tariffs currently in measures to the corresponding GAAP measures on a forward-looking basis due to potential significant variability and limited visibility of the excluded items. effect − Includes acquisitions announced to date 21

In summary, we are… Growing our net installed base Extending our global footprint and market-leading, best-in-class …Driving product portfolio toward our vision Becoming a global leader in multi-disciplinary, integrated cancer care solutions of a world without fear of cancer Delivering on our long-term growth and value creation strategy FOR INVESTOR USE ONLY 22

Appendix

Non-GAAP disclosure Discussion of Non-GAAP Financial Measures This presentation includes the following non-GAAP financial measures derived from our Condensed Consolidated Statements of Earnings: non-GAAP operating earnings, non-GAAP net earnings and non-GAAP net earnings per diluted share. We define non-GAAP operating earnings as operating earnings excluding amortization of intangible assets, acquisition and integration-related expenses and benefits, impairment charges, and significant litigation charges or benefits and legal costs. These measures are not presented in accordance with, nor are they a substitute for U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. We have provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items discussed below. We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Non-GAAP operating earnings and non-GAAP net earnings exclude the following items, except for gain or losses on equity investments, loss on hedges related to acquisition-related activities, and significant non-recurring tax expense or benefit, which are only excluded from non-GAAP net earnings: Amortization of intangible assets and amortization of inventory step-up: We do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to intangible assets, the step-up of inventory values, and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of intangible assets and amortization of inventory step-up allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies. Acquisition and integration-related expenses and benefits and in-process research and development: We incur expenses or benefits with respect to certain items associated with our acquisitions, such as transaction costs, hedging gains and losses, changes in the fair value of contingent consideration liabilities, gain or expense on settlement of pre-existing relationships, integration costs, breakup fees, write-off of in- process research and development, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business. Impairment charges: We incur impairment charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. Significant litigation charges or benefits and legal costs: We may incur charges or benefits as well as legal costs from time to time related to litigation and other contingencies. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results. Gains or losses on equity investments: We may incur gains or losses from the sale of our equity investments in privately-held companies. We do not trade equity investments, and we do not plan on these investments for funding of ongoing operations. We exclude such gains or losses because we do not believe they are reflective of our core business. Significant non-recurring tax expense or benefit: We may incur significant tax expense or benefit as a result of tax legislation and/or a change in judgment about the need for a valuation allowance that are generally unrelated to the level of business activity in the period in which these tax effects are reported. We exclude such expenses or benefits from our non-GAAP net earnings because we believe they do not accurately reflect the underlying performance of our continuing business operations. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment. 24

GAAP to non-GAAP reconciliation

THE FOLLOWING TABLE RECONCILES GAAP AND NON-GAAP FINANCIAL MEASURES

Dollars and shares in millions, except per share amounts	3Q FY18	4Q FY18	1Q FY19	2Q FY19	3Q FY19
Non-GAAP adjustments					
Amortization of intangible assets and inventory step-up [(1)]	$4.1	$4.8	$4.2	$6.1	$6.8
Acquisition-related expenses (benefits) and in-process R&D [(2)]	(0.6)	2.5	2.4	2.2	31.2
Impairment charges [(3)]	11.0	0.3	—	—	50.6
Litigation charge and legal costs	—	—	0.9	0.8	1.0
Other	0.2	0.6	—	—	0.8
Total non-GAAP adjustments to operating earnings	14.7	8.2	7.5	9.1	90.4
(Gain) loss on equity investments [(4)]	—	—	(22.0)	0.2	(2.0)
Loss on hedges related to acquisition-related activities [(5)]	13.3	—	—	—	—
Tax effects of non-GAAP adjustments	(5.6)	(2.3)	3.8	(1.7)	(2.5)
Significant effects of tax legislation [(6)]	1.6	(7.1)	2.3	—	5.5
Changes in deferred tax related to an acquisition [(7)]	—	(8.0)	2.5	—	—
Total net earnings impact from non-GAAP adjustments	$24.0	$(9.2)	$(5.9)	$7.6	$91.4
Operating earnings reconciliation					
GAAP operating earnings	$103.3	$133.1	$111.7	$109.8	$53.9
Total operating earnings impact from non-GAAP adjustments	14.7	8.2	7.5	9.1	90.4
Non-GAAP operating earnings	$118.0	$141.3	$119.2	$118.9	$144.3
Net earnings and net earnings per diluted share reconciliation					
GAAP net earnings attributable to Varian	$72.6	$116.4	$103.2	$88.6	$29.4
Total net earnings (loss) impact from non-GAAP adjustments	24.0	(9.2)	(5.9)	7.6	91.4
Non-GAAP net earnings attributable to Varian	$96.6	$107.2	$97.3	$96.2	$120.8
GAAP net earnings per share – diluted	$0.79	$1.26	$1.12	$0.96	$0.32
Non-GAAP net earnings per share – diluted	$1.04	$1.16	$1.06	$1.05	$1.32
Shares used in computing GAAP and non-GAAP net earnings per diluted share	92.5	92.2	92.0	91.9	91.8

[(1)] Includes $1.9 million, $1.9 million, $1.9 million, $2.9 million, and $3.2 million, respectively in cost of revenues for the periods presented.
[(2)] Includes a $20.8 million charge associated with the write-off of in-process research and development acquired in the CyberHeart acquisition in the third quarter of fiscal year 2019.
[(3)] Includes a $50.5 million goodwill impairment charge related to our Proton Solutions business in the third quarter of fiscal year 2019.
[(4)] Primarily includes $22.0 million gain on the sale of our investment in Augmenix in the first quarter of fiscal year 2019.
[(5)] Represents the hedging loss related to the Australian dollar purchase price for the anticipated Sirtex Medical Limited acquisition.
[(6)] Represents the tax effect of a change in law related to the U.S. Tax Cuts and Jobs Act. The mandatory deemed repatriation of unremitted foreign earnings results in a benefit of $8.5 million in the fourth quarter of fiscal year 2018, and an estimated charge of $2.3 million in the first quarter and $6.4 million in the third quarter of fiscal year 2019. The corporate rate reduction resulted in a remeasurement of our deferred tax assets of $1.6 million in the third quarter and $1.4 million in the fourth quarter of fiscal year 2018 and $0.9 million for third quarter of fiscal year 2019.
[(7)] Represents the charge to income tax expense due to the increase of a valuation allowance as a result of an acquisition.

varian

Total revenues by sales classification $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 Product revenues 365.0 445.5 400.2 430.5 461.3 Y/Y 14% 11% 9% 9% 26% Service revenues 344.1 356.1 340.8 348.9 364.5 Y/Y 10% 11% 9% 4% 6% Total revenues 709.1 801.6 741.0 779.4 825.8 Y/Y 12% 11% 9% 7% 16% Y/Y – CC 10% 12% 10% 10% 19% Product revenues as a percentage of total revenues 51% 56% 54% 55% 56% Service revenues as a percentage of total revenues 49% 44% 46% 45% 44% CC – Constant currency 26

Total revenues by product type $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 3Q Y/Y Hardware $314.6 $389.9 $347.2 $367.0 $387.9 23% Oncology Systems $276.5 $350.3 $313.6 $339.1 $361.7 31% Proton Solutions $38.1 $39.6 $33.6 $27.9 $24.2 -36% Other $2.0 —% Software1 $125.1 $132.3 $131.2 $144.2 $155.7 24% Oncology Systems $125.1 $128.5 $131.2 $144.2 $154.4 23% Proton Solutions — $3.8 — — $1.3 —% Service $269.4 $279.4 $262.6 $268.2 $282.2 5% Oncology Systems $265.6 $276.8 $257.7 $263.5 $276.8 4% Proton Solutions $3.8 $2.6 $4.9 $4.7 $5.4 42% Total revenues $709.1 $801.6 $741.0 $779.4 $825.8 16% Y/Y - CC 19% Hardware as a percentage of total revenues 44% 49% 47% 47% 47% Software as a percentage of total revenues 18% 16% 18% 19% 19% Service as a percentage of total revenues 38% 35% 35% 34% 34% (1) Includes software support agreements that are recorded in revenues from service, and software licenses that are recorded in revenues from product, in the Condensed Consolidated Statements of Earnings. CC – Constant currency 27

Total revenues by region $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 Americas revenues $342.6 $397.4 $350.4 $371.3 $401.2 Y/Y 2% 8% -2% 9% 17% Y/Y – CC 2% 8% -2% 10% 17% EMEA revenues $229.7 $266.3 $251.0 $261.5 $271.3 Y/Y 35% 21% 30% 3% 18% Y/Y – CC 28% 22% 33% 10% 24% APAC revenues $136.8 $137.9 $139.6 $146.6 $153.3 Y/Y 8% 4% 8% 8% 12% Y/Y – CC 6% 5% 10% 11% 15% Total revenues $709.1 $801.6 $741.0 $779.4 $825.8 Y/Y 12% 11% 9% 7% 16% Y/Y – CC 10% 12% 10% 10% 19% CC – Constant currency 28

Total Oncology Systems revenues by sales classification $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 Product revenues $326.9 $402.1 $366.6 $402.6 $433.8 Y/Y 29% 15% 8% 11% 33% Y/Y – CC 26% 15% 9% 14% 36% Service revenues $340.3 $353.5 $335.9 $344.2 $359.1 Y/Y 10% 11% 8% 3% 6% Y/Y – CC 7% 12% 9% 6% 8% Total revenues $667.2 $755.6 $702.5 $746.8 $792.9 Y/Y 18% 13% 8% 7% 19% Y/Y – CC 16% 14% 9% 10% 22% Product as a percentage of total Oncology Systems revenues 49% 53% 52% 54% 55% Service as a percentage of total Oncology Systems revenues 51% 47% 48% 46% 45% Oncology Systems revenues as a percentage of total revenues 94% 94% 95% 96% 96% CC – Constant currency 29

Total Oncology Systems revenues by region $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 Americas revenues $323.2 $369.5 $330.8 $357.1 $385.6 Y/Y 13% 6% -2% 11% 19% Y/Y – CC 13% 7% -2% 12% 20% EMEA revenues $208.5 $250.0 $234.5 $245.3 $256.4 Y/Y 32% 27% 28% 2% 23% Y/Y – CC 24% 28% 31% 9% 30% APAC revenues $135.5 $136.1 $137.2 $144.4 $150.9 Y/Y 13% 9% 7% 7% 11% Y/Y – CC 11% 10% 8% 9% 14% Total revenues $667.2 $755.6 $702.5 $746.8 $792.9 Y/Y 18% 13% 8% 7% 19% Y/Y – CC 16% 14% 9% 10% 22% CC – Constant currency 30

Total Proton Solutions revenues by sales classification $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 Product revenues $38.1 $43.4 $33.6 $27.9 $25.5 Y/Y -43% -12% 23% -7% -33% Service revenues $3.8 $2.6 $4.9 $4.7 $5.4 Y/Y 95% -23% 172% 151% 44% Total revenues $41.9 $46.0 $38.5 $32.6 $30.9 Y/Y -39% -12% 32% 2% -26% Proton Solutions revenues as a percentage of total revenues 6% 6% 5% 4% 4% 31

Oncology Systems gross orders by region $M 3Q FY18 4Q FY18 1Q FY19 2Q FY19 3Q FY19 Americas orders $362.9 $505.7 $335.9 $366.1 $357.4 Y/Y 9% 6% 12% 7% -1% Y/Y – CC 9% 6% 12% 8% -1% EMEA orders $259.1 $360.8 $218.3 $233.3 $281.1 Y/Y 27% 14% 15% 17% 8% Y/Y – CC 21% 15% 17% 25% 13% APAC orders $141.3 $200.1 $162.3 $166.8 $139.8 Y/Y -7% 31% 25% 35% -1% Y/Y – CC -9% 33% 26% 38% 1% Total orders $763.3 $1,066.6 $716.5 $766.2 $778.3 Y/Y 11% 13% 16% 15% 2% Y/Y – CC 9% 14% 17% 18% 4% CC – Constant currency 32

Our promise People powering victories Imagine a world without fear of cancer. We do, every day. We innovate new technologies for treating cancer and for connecting clinical teams to advance patient outcomes. Through ingenuity we inspire new victories and empower people in the fight against cancer. We are Varian. 33